SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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RARE HOSPITALITY INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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8215 ROSWELL ROAD

BUILDING 600

ATLANTA, GEORGIA 30350

April 6, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of RARE Hospitality International, Inc., which will be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 9, 2006, at 2:00 p.m. local time.

I hope you are planning to attend the meeting so that you can become acquainted with the members of our Board of Directors and our management team. The items of business that will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend in person, please complete the enclosed proxy card and return it to us.

If you have any questions about the Proxy Statement or the 2005 Annual Report to Shareholders, please contact Ms. Joia M. Johnson at (770) 399-9595.

We look forward to seeing you on May 9, 2006.

Sincerely,

/s/ Philip J. Hickey, Jr. PHILIP J. HICKEY, JR. Chairman of the Board of Directors

RARE HOSPITALITY INTERNATIONAL, INC.

8215 ROSWELL ROAD

BUILDING 600

ATLANTA, GEORGIA 30350

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2006

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of RARE Hospitality International, Inc. (the “Company”), will be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 9, 2006, at 2:00 p.m. local time, for the following purposes:

1.	To elect three directors in Class II to serve until the 2009 Annual Meeting of Shareholders.

2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Only those shareholders of record at the close of business on March 24, 2006, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Meeting will be available at the Meeting.

By Order of the Board of Directors, /s/ Joia M. Johnson JOIA M. JOHNSON Secretary

Atlanta, Georgia

April 6, 2006

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

RARE HOSPITALITY INTERNATIONAL, INC.

8215 ROSWELL ROAD

BUILDING 600

ATLANTA, GEORGIA 30350

April 6, 2006

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2006

INTRODUCTION

This Proxy Statement is furnished to shareholders of RARE Hospitality International, Inc., a Georgia corporation (herein, unless the context otherwise requires, the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the outstanding shares of common stock of the Company (“Common Stock”) for use at the Annual Meeting of Shareholders to be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 9, 2006, at 2:00 p.m. local time, and at any adjournments thereof (the “Meeting”).

The Meeting will be held for the following purposes: (i) to elect three directors in Class II to serve until the 2009 Annual Meeting of Shareholders; (ii) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and (iii) to transact such other business as may properly come before the Meeting.

The Company’s mailing address and the location of its principal executive offices is 8215 Roswell Road, Building 600, Atlanta, Georgia 30350. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of the Company on or about April 6, 2006.

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of the Company’s Common Stock at the close of business on March 24, 2006 (the “Record Date”), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 33,839,803 shares of Common Stock issued and outstanding held by approximately 556 shareholders of record. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

QUORUM AND VOTING REQUIREMENTS

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter at the Meeting will constitute a quorum to conduct business at the Meeting. Pursuant to the Bylaws of the Company, holders of Common Stock will be entitled to one vote for each share held. Abstentions and broker nonvotes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining a quorum.

The election of directors will require the affirmative vote of a majority of the shares represented at the meeting, provided a quorum is present. With respect to the election of directors, shareholders may: (i) vote “for” all of the director nominees; (ii) “withhold” authority to vote for all of the nominees; or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. In the election of directors, broker nonvotes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) have the same effect as a vote to withhold authority to vote for all director nominees.

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of the independent registered public accounting firm, shareholders may: (i) vote “for” approval; (ii) vote “against” approval; or (iii) “abstain” from voting on the proposal. Abstentions and broker nonvotes will have no effect on the ratification of the independent registered public accounting firm.

PROXIES

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY, (II) FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006, AND (III) IF THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 6, 2006 OF ANY MATTERS PROPERLY BROUGHT BEFORE THE MEETING, IN THE SOLE DISCRETION OF THE PROXIES AS TO SUCH MATTERS.

A shareholder who has given his or her proxy may revoke it at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, or (iii) appearing at the Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350, Attention: Ms. Joia M. Johnson, Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated Carolyn H. Byrd, Philip J. Hickey, Jr., and Dick R. Holbrook for election as Class II directors to hold office until the 2009 Annual Meeting of Shareholders of the Company and until their successors shall have been elected and qualified.

It is believed that all of the nominees will be available and able to serve as directors. It is anticipated that management shareholders of the Company will grant authority to vote for the election of the three nominees.

The Company’s Board of Directors currently consists of nine directors divided into three classes, with three directors in each class. The term of the Class II directors, composed of Ms. Byrd and Messrs. Hickey and Holbrook, expires at the Meeting. The terms of the Class I and Class III directors expire at the Annual Meetings of Shareholders in 2008 and 2007, respectively. Directors hold office until the Annual Meeting of Shareholders of the Company in the year in which the term of their Class expires and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES FOR ELECTION AS DIRECTORS. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

The table on the following pages sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which each was first elected a director, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on committees of the Board of Directors, see “Meetings of the Board of Directors and Committees” below. For information concerning directors’ ownership of Common Stock, see “Beneficial Owners of More Than Five Percent of the Company’s Common Stock; Shares Held by Directors and Executive Officers” below.

NOMINEES TO THE BOARD OF DIRECTORS

CLASS II - TERM EXPIRING ANNUAL MEETING 2006

POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST		OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR	AGE	FIVE YEARS, AND OTHER DIRECTORSHIPS

Carolyn H. Byrd	57	Ms. Byrd is Chairman and Chief Executive Officer of GlobalTech Financial,
2000

LLC, a financial services company established in May 2000. From 1977 until September 2000, Ms. Byrd held various positions of increasing responsibility, including Chief of Internal Audits, Director of the Corporate Auditing Department and, most recently, President of Coca-Cola Financial Corporation and Vice President of The Coca-Cola Company. Ms. Byrd is currently a director of Circuit City Stores, Inc. and AFC Enterprises, Inc.

Philip J. Hickey, Jr.	51	Mr. Hickey, Jr. has served as the Company’s Chairman of the Board of
1997

Directors since January 2001 and its Chief Executive Officer since July 1998. From October 1997 until July 1998, Mr. Hickey, Jr. served as the Company’s President and Chief Operating Officer and as a director. From November 1992 until he joined the Company in October 1997, Mr. Hickey, Jr. served as President and Chief Operating Officer of Innovative Restaurant Concepts, Inc. and Rio Bravo International, Inc., operators and franchisors of casual dining restaurants that were acquired by Applebee’s International, Inc. in March 1995.

Dick R. Holbrook	53	Mr. Holbrook served as President, Chief Operating Officer and a director
2002

of AFC Enterprises, Inc., a developer, operator and franchisor of restaurants, from August 1995 to December 2004. From November 1992 to July 1995, Mr. Holbrook served as Executive Vice President and Chief Operating Officer of AFC Enterprises, Inc. Prior to 1992, Mr. Holbrook held various executive management positions in the restaurant industry.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN SERVICE

CLASS I - TERM EXPIRING ANNUAL MEETING 2008

POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST		OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR	AGE	FIVE YEARS, AND OTHER DIRECTORSHIPS

Roger L. Boeve	67	Mr. Boeve was founder and served as Executive Vice President and Chief
2004

Financial Officer of Performance Food Group Company, a foodservice distributor, from the formation of the company in 1988 through his retirement in 2003. Prior to 1988, Mr. Boeve served as Executive Vice President and Chief Financial Officer for The Murray Ohio Manufacturing Company and as Corporate Vice President and Treasurer for Bausch and Lomb Incorporated.

Don L. Chapman	66	Mr. Chapman is the founder and has been the Chairman of Chapco
1992

Investments LLC, an investment company, since March 2005. Mr. Chapman was Chairman and Chief Executive Officer of Tug Investment Corporation, an investment company, from April 2000 to March 2005. Mr. Chapman was President of S&S Tug Manufacturing, a manufacturer of material-handling vehicles, from March 1999 until April 2000. Mr. Chapman is also a director of AirTran Holdings, Inc. and serves as chairman of the audit committee of that board.

Lewis H. Jordan	61	Mr. Jordan is the founder and has been the principal officer of Wingspread
1998

Enterprises LLC, an investment and consulting firm, since August 1997. Mr. Jordan has served as a director of AirTran Holdings, Inc. since June 1993. Mr. Jordan was also President and Chief Operating Officer of ValuJet, Inc. from June 1993 until November 1997.

CLASS III - TERM EXPIRING ANNUAL MEETING 2007

POSITIONS WITH THE COMPANY, PRINCIPAL
NAME AND YEAR FIRST		OCCUPATIONS DURING AT LEAST THE PAST
ELECTED A DIRECTOR	AGE	FIVE YEARS, AND OTHER DIRECTORSHIPS

Eugene I. Lee, Jr.	44	Mr. Lee, Jr. has served as the Company’s President and Chief Operating
2001

Officer since January 2001. From January 1999 until January 2001, Mr. Lee, Jr. served as the Company’s Executive Vice President and Chief Operating Officer. Prior to that, he was Executive Vice President, Operations - LongHorn Steakhouse Division from October 1997 until January 1999, and was the Company’s Executive Vice President, Operations - Bugaboo Creek Steak House Division from January 1997 until October 1997. For more than five years prior to joining the Company, he occupied various positions, including Senior Vice President – Operations, with Uno Restaurant Corporation, an operator of restaurants.

Ronald W. San Martin	58	Mr. San Martin serves as President of 490 East Paces Ferry, Inc. and
1985

served as Chief Financial Officer (since June 1995) and Secretary (since January 1996) of We’re Cookin’ Inc., which are restaurant development and operating companies. Mr. San Martin was the Chief Financial Officer and the Secretary of the Company from May 1985 until June 1995 and was Chief Operating Officer from August 1997 until October 1997.

James D. Dixon	62	Mr. Dixon began his career at Citizens and Southern Corp. and remained
2004

with that organization through mergers that created C&S/Sovran, and NationsBank, as well as the merger with Bank of America. Among other positions, he served as Vice Chairman and Chief Administrative Officer of Citizens and Southern Corp.; Senior Executive Vice President and Chief Financial Officer of C&S/Sovran; President of NationsBank Services, Inc.; and Chief Technology Officer of Bank of America. Prior to his retirement in 2002, he served as Executive Director of BankofAmerica.com, where he was responsible for Internet business development, strategic alliances and joint ventures. Mr. Dixon is currently a director of 724 Solutions, Inc., BroadVision, Inc., and CheckFree Corporation.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Georgia and the Bylaws of the Company. The Company has standing Audit, Compensation and Governance/Nominating Committees of the Board of Directors.

During the 2005 fiscal year, the Company’s Board of Directors met five times. Each director, during the period he or she was a director, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors of which he or she was a member. It is the Company’s policy that all of the Company’s directors are expected to attend the Annual Meeting of Shareholders. Eight of the Company’s directors attended the 2005 Annual Meeting of Shareholders. One of the directors was unable to attend.

Audit Committee. The Audit Committee consists of three non-employee directors: Ronald W. San Martin (Chairman), Roger L. Boeve, and Carolyn H. Byrd. The primary duties and responsibilities of the Audit Committee are to: (i) monitor the integrity of the Company’s accounting and financial reporting processes, systems of internal controls and audits of the Company’s financial statements, (ii) monitor the independence, performance and integrity of the Company’s independent registered public accounting firm and internal auditing department, and (iii) provide an avenue of communication among the independent registered public accounting firm, management, the internal auditing department and the Company’s Board of Directors. A detailed list of the Committee’s functions is included in its charter. In March 2004, the Company’s Board of Directors approved a revised charter for the Audit Committee, a copy of such revised charter is posted on the Company’s website at www.rarehospitality.com. The Audit Committee held seven meetings during the 2005 fiscal year.

The Company’s Board of Directors has determined that the members of the Audit Committee are independent as defined by the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards, and that the Audit Committee Chairman, Mr. San Martin, is qualified as an audit committee financial expert as defined by the Securities and Exchange Commission rules.

Compensation Committee. The Compensation Committee consists of three non-employee directors: Don L. Chapman (Chairman), James D. Dixon and Dick R. Holbrook, each of whom has been determined by the Company’s Board of Directors to be independent as defined under applicable requirements of the Nasdaq listing standards and Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of the Compensation Committee is to: (i) encourage the achievement of the Company’s performance goals by providing compensation which directly relates to the performance of the executive officers and the achievement of internal business strategies and goals, (ii) establish compensation policies and guidelines that will attract and retain an outstanding group of executives through an overall level of compensation opportunity that is competitive within the Company’s industry, (iii) promote a direct relationship between compensation and the Company’s performance by facilitating executive officer stock ownership through stock options, restricted stock or other equity-based awards, (iv) serve as the “Committee” for the administration of the Company’s Amended and Restated 1992 Incentive Plan (the “1992 Plan”), the Company’s 1997 Long-Term Incentive Plan (the “1997 Plan”), the Company’s Amended and Restated 2002 Long-Term Incentive Plan, the RARE Hospitality International, Inc. Executive Officer Performance Incentive Plan, and other incentive compensation plans for executive officers of the Company and (v) engage experts on compensation matters, if and when it deems it proper or advisable to do so. The Compensation Committee reports to the Board of Directors. The Compensation Committee held six meetings during the 2005 fiscal year.

Governance/Nominating Committee. The Governance/Nominating Committee consists of three non-employee directors: Carolyn H. Byrd (Chairman), Don L. Chapman and Lewis H. Jordan, each of whom has been determined by the Company’s Board of Directors to be independent as defined under applicable requirements of the Nasdaq listing standards. The principal purpose of the Governance/Nominating Committee is to: (i) consider significant corporate governance issues and make recommendations to the Board of Directors on appropriate governance policies and procedures for the Company, and (ii) identify and recommend candidates for election to the Board of Directors of the Company. A description of the Company’s policy regarding director candidates nominated by shareholders appears below under “Corporate Governance.” The Governance/Nominating Committee reports to the Board of Directors and held three meetings during the 2005 fiscal year.

Compensation of Directors. During fiscal year 2005, directors of the Company who are not also employees received an annual retainer of $25,000, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties. In addition, the Chairman of the Audit Committee received a $5,000 retainer, and each of the Audit Committee members, the Chairman of the Compensation Committee, and the Chairman of the Governance/Nominating Committee, received $2,500. Retainers are paid in cash or, at the election of a director, may be deferred under the Company’s Supplemental Deferred Compensation Plan. In addition, non-employee directors are eligible to receive formula plan stock options under the Company’s 1996 Stock Plan for Outside Directors and the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan, if certain Company performance measures were achieved during the preceding fiscal year. Accordingly, options to purchase 5,625 shares were granted to each of the non-employee directors on February 8, 2005. Non-employee directors also receive an allowance of $400 per fiscal month for dining at the Company’s restaurants, and an allowance of $1,000 per fiscal year for dining at restaurants of the Company’s competitors. Non-employee directors will also receive a $1,000 allowance for charitable donations (which fall under the IRS-defined “Donations/Contributions” category), and a $2,000 allowance for public relations (which do not fall under the IRS-defined “Donations/Contributions” category), both per fiscal year. Directors who are also employees of the Company are not paid any compensation for their services as directors.

The Company has increased the compensation granted to non-employee directors for fiscal year 2006. The annual retainer for directors who are not also employees has been increased to $35,000, the Chairman of the Audit Committee will receive a retainer of $10,000, and each of the Audit Committee members, the Chairman of the Compensation Committee and the Chairman of the Governance/Nominating Committee will receive a retainer of $5,000. Non-employee directors joining the Board of Directors will receive an initial stock option grant to purchase 7,500 shares of Common Stock if he or she first becomes a non-employee director on or before June 30th of the year appointed, or an initial stock option grant to acquire 3,750 shares of Common Stock, if he or she first becomes a non-employee director on or after July 1st of the year appointed. In addition, on the day immediately following the release of the Company’s financial results for the preceding fiscal year, each non-employee director serving on such date will receive an annual stock option grant to purchase 7,500 shares of Common Stock, provided the Company achieved certain performance measures for the preceding fiscal year.

Corporate Governance. The Board of Directors is committed to ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Company regularly monitors developments in the area of corporate governance and has implemented a number of best practices, including the following:

Corporate Governance Principles and Practices. The Company adopted a Corporate Governance Policy in 2003, which is regularly reviewed by the Governance/Nominating Committee.

Code of Conduct. The Company has adopted a Code of Conduct as part of its corporate compliance program. The Code of Conduct applies to all of the Company’s directors, officers and employees. The Code of Conduct is posted on the “Investor Relations – Corporate Governance” section of the Company’s website and includes a code of ethics for all employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Any amendments to the Code of Conduct, and any waivers of its provisions with respect to the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, will be posted on the “Investor Relations – Corporate Governance” section of the Company’s website.

Chief Executive Officer Succession. Working with the Company’s Chairman and Chief Executive Officer, the Board of Directors has developed a succession plan for the Company’s Chief Executive Officer that is reviewed periodically by the Board of Directors.

Director Nominating Process. The Governance/Nominating Committee identifies potential nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders. The Governance/Nominating Committee may, to the extent it deems appropriate, retain professional search firms and other advisors to identify potential nominees for director.

The Governance/Nominating Committee evaluates director candidates by reviewing their biographical information and qualifications. If the Committee determines that a candidate may be qualified to serve on the Board of Directors, such candidate is interviewed by at least one member of the Governance/Nominating Committee, the Chairman of the Board and Chief Executive Officer. The Governance/Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Committee is considering as a potential nominee for re-election, the Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications.

The Governance/Nominating Committee will consider written recommendations from shareholders for nominees to the Board of Directors. The manner in which the Committee evaluates a potential nominee will not differ based on whether the candidate is recommended by a shareholder of the Company. A shareholder who wishes to recommend a person to the Committee for nomination by the Company must submit a written notice by mail to the Governance/Nominating Committee c/o the Corporate Secretary, RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350. In order to be considered in connection with nominations at any annual meeting of shareholders, such a written recommendation must be received no later than one hundred fifty (150) days in advance of the annual meeting of shareholders and should include (i) the candidate’s name, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience and background, as would be required to be disclosed in the Proxy Statement pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the’Exchange Act”) and other information responsive to the qualifications and criteria considered by the Governance/Nominating Committee, (iii) a signed statement by the candidate in which he or she consents to being named in the Proxy Statement as a nominee and to serve as a director if elected and (iv) the name and address of the shareholder(s) of record making such a recommendation.

The Governance/Nominating Committee recommends nominees for election to the Board of Directors based on its evaluation of a number of qualifications, including, but not limited to, character and integrity; financial literacy; career achievements; vision and imagination; sound business experience and acumen; relevant technological, political, economic or business expertise; social consciousness; familiarity with issues affecting the Company’s business; independence and absence of conflicts of interest; and contribution to the Board of Director’s desired level of diversity and balance. The Governance/Nominating Committee endorses the value of seeking qualified directors from diverse backgrounds otherwise relevant to the Company’s mission, strategy and business operations and the perceived needs of the Board of Directors at a given time.

Shareholder Communications. The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by shareholders of the Company. Shareholders may communicate with the Board of Directors (or with specified individual directors) by writing to them c/o Corporate Secretary, RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, GA 30350. All written communications received in such manner from shareholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

Procedures for the Receipt, Retention and Handling of Complaints. The Company maintains procedures for the confidential, anonymous submission by employees of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters.

Meetings of Non-Management Directors. The non-management directors of the Company meet separately on a regular basis.

Independence. The Board of Directors has affirmatively determined that all of the non-management directors (Messrs. San Martin, Dixon, Boeve, Holbrook, Chapman, Jordan and Ms. Byrd), who comprise a majority of the Board of Directors, are independent under the standards of independence of the Nasdaq listing standards.

Lead Director. The Board of Directors has adopted a Lead Director Policy and maintains a lead director among its non-management directors to ensure that there is clear, open and regular communication between non-management and management directors. Currently, the non-employee directors, other than those serving on the Governance/Nominating Committee, rotate among them the position of lead director.

Director Education. The Company encourages and financially supports the continued education of directors on corporate governance issues.

Shareholders may view a current copy of the Company’s Corporate Governance Policy, the Company’s Code of Conduct, and the current charters for the Audit, Compensation, and Governance/Nominating Committees in the “Investor Relations – Corporate Governance” section of the Company’s website at www.rarehospitality.com.

EXECUTIVE OFFICERS OF THE COMPANY

Except for Messrs. Hickey, Jr. and Lee, Jr. discussed above under “Nominees to the Board of Directors,” the following table sets forth the names of the executive officers of the Company, their ages, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. All executive officers serve at the pleasure of the Board of Directors. For information concerning ownership of Common Stock, see “Beneficial Owners of More Than Five Percent of the Company’s Common Stock; Shares Held by Directors and Executive Officers” below.

POSITIONS WITH THE COMPANY,
PRINCIPAL OCCUPATIONS DURING
NAME	AGE	AT LEAST THE PAST FIVE YEARS

W. Douglas Benn	51	Mr. Benn became the Company’s Executive Vice President of Finance, Chief Financial Officer and Secretary in March 1998.

Before joining the Company, Mr. Benn was an independent financial consultant providing consulting services primarily to companies in the restaurant industry, including the Company, from February 1997 until March 1998. From April 1987 until February 1997, Mr. Benn was the Chief Financial Officer of Innovative Restaurant Concepts, Inc., an operator and franchisor of casual dining restaurants that was acquired by Applebee’s International, Inc. in March 1995.

Joia M. Johnson	46	Ms. Johnson became the Company’s Vice President and General Counsel in May 1999, became the Company’s Secretary in

July 1999 and was named Executive Vice President in May 2000. Before joining the Company, Ms. Johnson served as Vice President, General Counsel and Secretary of H.J. Russell & Company, a real estate development, construction and property management firm, where she held that position from January 1989 to May 1999. For six years during her employment with H.J. Russell & Company, Ms. Johnson served as Corporate Counsel for Concessions International, Inc., an airport food and beverage concessionaire and affiliate of H.J. Russell & Company.

Thomas W. Gathers	50	Mr. Gathers became the Company’s Executive Vice President of Human Resources in December 1998. For more than five years prior to joining the Company, he was Senior Vice President – Human Resources with Uno Restaurant Corporation.

David C. George	50	Mr. George became President of the Company’s LongHorn Steakhouse division in May 2003. From October 2001 until May

2003, Mr. George was Senior Vice-President of Operations for LongHorn Steakhouse. Prior to that, he served as Vice President of Operations for The Capital Grille from May 2000 until October 2001. From April 1998 until May 2000, he was a Regional Vice President of Operations for LongHorn Steakhouse. From March 1996 until April 1998, he was a joint venture partner for the LongHorn Steakhouse restaurants in North and South Carolina. For more than five years prior to joining the Company, he served as a Vice President of Operations at Battleground Restaurant Group, a privately held, multi-concept company based in North Carolina.

M. John Martin	45	Mr. Martin became President of the Company’s The Capital Grille division in September 2004. Mr. Martin began his career with the Company in 1990 as a Manager of the original The Capital Grille in Providence, Rhode Island. Over the past 14 years, he has held various positions of increasing responsibility and was promoted to Vice President of Operations for The Capital Grille division in 2001.

Kristin R. Nyhof	37	Ms. Nyhof became President of the Company’s Bugaboo Creek Steak House division in September 2004. From May 2002 to

September 2004, she served as Regional Vice-President of Operations for the Company’s LongHorn Steakhouse division. Ms. Nyhof began her career with the Company in 1997 as Director of Training and was promoted to Vice President of Training and Development in 2000. Prior to joining the Company, Ms. Nyhof was the Director of Training for Fresh Choice LLC in Santa Clara, California.

Benjamin A. Waites	44	Mr. Waites became the Company’s Chief Accounting Officer, Vice President and Corporate Controller in February 2005.

Mr. Waites began his career with the Company in 1997 as Corporate Controller and was promoted to Vice President and Corporate Controller in 1999. Prior to joining the Company, he was Vice President of Finance for Apple South, Inc., an operator of casual dining restaurants.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY’S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

Based solely on information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 24, 2006 by

(i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers of the Company (as defined under “Executive Compensation” below), and (iv) all of the Company’s executive officers and directors as a group.

SHARES BENEFICIALLY OWNED
NAME (1)	SHARES	PERCENT

Philip J. Hickey, Jr	810,403	(2)	2.3%
Eugene I. Lee, Jr	429,286	(3)	1.3%
W. Douglas Benn	326,897	(4)	*
Ronald W. San Martin	275,327	(5)	*
David C. George	141,655	(6)	*
Joia M. Johnson	60,748	(7)	*
Don L. Chapman	51,321	(8)	*
Lewis H. Jordan	40,500	(9)	*
Carolyn H. Byrd	28,312	(10)	*
Dick R. Holbrook	26,175	(11)	*
James D. Dixon	11,250	(12)	*
Roger L. Boeve	11,250	(13)	*
T.Rowe Price Associates, Inc.	3,983,100	(14)	11.8%
Massachusetts Financial Services Company	2,145,570	(15)	6.3%
Wellington Management Company, LLP	1,804,596	(16)	5.3%
All executive officers and directors
as a group (sixteen persons	2,445,534	(17)	6.8%

__________________________

* Less than one percent.

(1)

The named shareholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)

Includes 15,750 shares held in an irrevocable trust for Mr. Hickey, Jr.’s daughter, 15,750 shares held in an irrevocable trust for Mr. Hickey, Jr.’s son, and 667,587 shares that are subject to stock options exercisable within 60 days.

(3)	Includes 366,851 shares that are subject to stock options exercisable within 60 days.
(4)	Includes 1,500 shares held as custodian for Mr. Benn’s children and 275,818 shares that are subject to stock options exercisable within 60 days.
(5)

Includes 86,875 shares that are subject to stock options exercisable within 60 days, 32,000 shares pledged to secure a loan to Mr. San Martin over which he has sole voting and shared investment power and 156,302 shares held by the Ronald W. San Martin Living Trust. Mr. San Martin is the sole trustee of such trust and has sole voting and investment power over all 156,302 shares held by the trust.

(6)	Includes 134,346 shares that are subject to stock options exercisable within 60 days.
(7)	Includes 54,034 shares that are subject to stock options exercisable within 60 days.
(8)	Includes 39,375 shares that are subject to stock options exercisable within 60 days.
(9)	Includes 22,500 shares that are subject to stock options exercisable within 60 days.
(10)	Includes 25,312 shares that are subject to stock options exercisable within 60 days.
(11)	Includes 22,500 shares that are subject to stock options exercisable within 60 days.
(12)	Represents 11,250 shares that are subject to stock options exercisable within 60 days.
(13)	Includes 5,625 shares that are subject to stock options exercisable within 60 days.
(14)

Based on a Schedule 13G/A filed with the SEC on February 14, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”). The address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.(14)

(15)

Based on a Schedule 13G filed with the SEC on February 10, 2006 by Massachusetts Financial Services Company. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, Massachusetts 02116.

(16)

Based on a Schedule 13G/A filed with the SEC on February 14, 2006 by Wellington Management Company, LLP. The address of Wellington Management Company, LLC is 75 State Street, Boston, Massachusetts 02109.

(17)	Includes 1,912,794 shares that are subject to stock options exercisable within 60 days.

EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 25, 2005, December 26, 2004 and December 28, 2003 for the Company’s Chief Executive Officer and each of the next four most highly compensated executive officers of the Company during the fiscal year ended December 25, 2005 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

			LONG TERM
			COMPENSATION
	ANNUAL COMPENSATION			SECURITIES
				UNDERLYING	ALL OTHER
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	OPTIONS	COMPENSATION (1)(2)(3)
Philip J. Hickey, Jr.	2005	$624,038	$315,433	60,130	$14,218
Chairman of the Board of	2004	594,369	386,250	50,000	15,094
Directors and Chief Executive	2003	450,000	495,000	12,937	14,412
Officer

Eugene I. Lee, Jr.	2005	424,038	214,433	48,104	8,380
President and Chief Operating	2004	393,138	258,125	69,250	9,038
Officer and Director	2003	325,000	357,500	28,125	97,384

W. Douglas Benn	2005	319,231	137,229	24,052	8,165
Executive Vice President, Finance and	2004	299,176	155,500	41,937	10,183
Chief Financial Officer	2003	275,000	242,000	51,974	42,566

Joia M. Johnson	2005	299,231	83,240	15,033	6,775
Executive Vice President, General	2004	279,291	90,750	27,125	7,364
Counsel and Secretary	2003	260,000	143,000	54,649	7,318

David C. George	2005	298,654	44,389	--	6,651
President, LongHorn	2004	256,436	69,269	34,506	6,513
Steakhouse	2003	205,547	89,422	64,431	6,513

___________________

(1)

For 2005, this amount includes $5,000 for each of Messrs. Hickey, Jr., Lee, Jr., Benn, George and Ms. Johnson for discretionary and matching contributions to the Company’s supplemental deferred compensation plan. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plan. For Messrs. Hickey, Jr., Lee, Jr., Benn, George and Ms.  Johnson, this amount also includes insurance premiums paid by the Company in the amount of $9,218, $3,380, $3,165, $1,651 and $1,775, respectively, in 2005.

(2)

For 2004, this amount includes $5,000 for each of Messrs. Hickey, Jr., Lee, Jr., Benn, George and Ms. Johnson for discretionary and matching contributions to the Company’s supplemental deferred compensation plan. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plan. For Messrs. Hickey, Jr., Lee, Jr., Benn, George and Ms.

Johnson, this amount also includes insurance premiums paid by the Company in the amount of $10,094, $4,038, $5,183, $1,513 and $2,364, respectively, in 2004.

(3)

For 2003, this amount includes $5,000 for each of Messrs. Hickey, Jr., Lee, Jr., Benn, George and Ms. Johnson for discretionary and matching contributions to the Company’s supplemental deferred compensation plan. The matching contributions are based on pre-tax elective contributions (included under salary and bonus) made to such plan. For Messrs. Hickey, Jr., Lee, Jr., Benn, George and Ms. Johnson, this amount also includes insurance premiums paid by the Company in the amount of $9,412, $3,952, $3,554, $1,513 and $2,318, respectively, in 2003. For Messrs. Lee, Jr. and Benn, this amount also includes income in the amount of $88,432 and $34,012, respectively, from the conversion of retention loans to bonuses in 2003.

OPTION GRANTS IN 2005

The following table presents information on grants of stock options during the fiscal year ended December 25, 2005 to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table above.

Individual Grants
_________________________________________	Potential Realizable
% of	Value at Assumed
Number of	Options	Annual Rates of Stock
Securities	Granted to	Exercise	Price Appreciation for
Underlying	Employees	or Base	Option Term (1)
Options	in	Price	Expiration	________________
Name	Granted (#)(2)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Philip J. Hickey, Jr.	60,130	16.10%	$31.72	02/08/2015	2,434,282	4,947,106

Eugene I. Lee, Jr.	48,104	12.88%	$31.72	02/08/2015	1,947,426	3,957,685

W. Douglas Benn	24,052	6.44%	$31.72	02/08/2015	973,713	1,978,842

Joia M. Johnson	15,033	4.03%	$31.72	02/08/2015	608,591	1,236,818

David C. George	--	--	--	--	--	--

________________

(1)

Amounts represent hypothetical gains that could be achieved for the respective options at the end of the option term, which is one day less than ten years for all options listed. The assumed 5% and 10% rates of annual stock appreciation are mandated by the rules promulgated under the Exchange Act and may not accurately reflect the appreciation of the price of the Common Stock from the grant date until the end of the option term. These assumptions are not intended to forecast future price appreciation of the Company’s Common Stock.

(2)	These options vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.

AGGREGATED OPTION EXERCISES IN 2005

AND YEAR-END OPTION VALUES

The following table presents information with respect to options exercised by the Named Executive Officers during fiscal 2005 and the number and fiscal year end values of unexercised options to purchase the Company’s Common Stock held by the Named Executive Officers as of December 25, 2005.

				Number of Securities	Value of Unexercised
			Underlying Unexercised		In-the-Money Options
Shares Acquired		Value	Options at Fiscal Year-End (#)		at Fiscal Year-End ($)(2)
Name	on Exercise (#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Philip J. Hickey, Jr.	120,000	2,808,262	696,594	97,400	14,188,980	177,964

Eugene I. Lee, Jr.	95,000	2,025,115	325,843	148,185	5,074,427	959,479

W. Douglas Benn	25,000	589,488	234,710	91,454	3,744,531	642,968

Joia M. Johnson	19,862	246,179	38,597	51,918	237,497	308,548

David C. George	10,000	185,700	107,035	44,213	1,372,744	318,481

___________________

(1)	“Value Realized” represents the amount equal to the excess of the fair market value (average of the high and low trade prices) of the shares at the time of exercise over the exercise price.
(2)

Represents the fair market value as of December 23, 2005 ($30.61), the last trading day before the Company’s fiscal year-end, of the shares underlying the options less the exercise price of the options.

Employment Contracts. The material terms of all employment agreements with the Company’s executive officers are described below.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and Philip J. Hickey, Jr. (“Mr. Hickey, Jr.”), Chairman of the Board of Directors and Chief Executive Officer of the Company, are parties to an employment agreement (the “Hickey, Jr. Employment Agreement”) dated April 28, 2003. The Hickey, Jr. Employment Agreement was amended on October 27, 2005 to provide for a term ending April 27, 2007, unless renewed on or before October 27, 2006. Mr. Hickey, Jr. currently receives an annual salary of $725,000. During the term of the Hickey, Jr. Employment Agreement, as amended, Mr. Hickey, Jr. is eligible for a bonus of not less than 100% of his salary. He currently receives an annual bonus of up to 200% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Hickey, Jr. Employment Agreement, as amended, requires that Mr. Hickey, Jr. be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Hickey, Jr.’s employment without Cause (as defined in the Hickey, Jr. Employment Agreement), (i) Mr. Hickey, Jr. will continue to receive his Base Salary (as defined in the Hickey, Jr. Employment Agreement) for a period of 18 months, (ii) Mr. Hickey, Jr. will receive the bonus to which he would have been entitled for the then-fiscal year if he had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Mr. Hickey, Jr.’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Mr. Hickey, Jr. and his immediate family for a period of 12 months after termination of the Hickey, Jr. Employment Agreement. In the event that, within 18 months following a Change in Control (as defined in the Hickey, Jr. Employment Agreement), Mr. Hickey, Jr.’s employment is terminated, Mr. Hickey, Jr.’s responsibilities are substantially reduced or the Company moves its corporate headquarters away from Atlanta, GA, the Hickey, Jr. Employment Agreement will terminate, and (i) Mr. Hickey, Jr. will receive a lump sum payment equal to the average of his bonus for the two prior fiscal years, and he will continue to receive his then Base Salary (as defined in the Hickey, Jr. Employment Agreement) for a period of 36 months, (ii) all of Mr. Hickey Jr.’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iii) the Company will continue to provide health and welfare benefits to Mr. Hickey, Jr. and his immediate family for a period of 18 months after the termination date.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and Eugene I. Lee, Jr. (“Mr. Lee, Jr.”), President and Chief Operating Officer of the Company, are parties to an employment agreement (the “Lee, Jr. Employment Agreement”) dated April 28, 2003. The Lee, Jr. Employment Agreement was amended on October 27, 2005 to provide for a term ending April 27, 2007, unless renewed on or before October 27, 2006. Mr. Lee, Jr. currently receives an annual salary of $470,000. During the term of the Lee, Jr. Employment Agreement, as amended, Mr. Lee, Jr. is eligible for a bonus of not less than 100% of his salary. He currently receives an annual bonus of up to 200% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Lee, Jr. Employment Agreement, as amended, requires that Mr. Lee, Jr. be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Lee, Jr.’s employment without Cause (as defined in the Lee, Jr. Employment Agreement), (i) Mr. Lee, Jr. will continue to receive his Base Salary (as defined in the Lee, Jr. Employment Agreement) for a period of 18 months, (ii) Mr. Lee, Jr. will receive the bonus to which he would have been entitled for the then-fiscal year if he had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Mr. Lee, Jr.’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Mr. Lee, Jr. and his immediate family for a period of 12 months after termination of the Lee, Jr. Employment Agreement. In the event that, within 18 months following a Change in Control (as defined in the Lee, Jr. Employment Agreement), Mr. Lee, Jr.’s employment is terminated, Mr. Lee, Jr.’s responsibilities are substantially reduced or the Company moves its corporate headquarters away from Atlanta, GA, the Lee, Jr. Employment Agreement will terminate, and (i) Mr. Lee, Jr. will receive a lump sum payment equal to the average of his bonus for the two prior fiscal years, and he will continue to receive his then Base Salary (as defined in the Lee, Jr. Employment Agreement) for a period of 36 months, (ii) all of Mr. Lee, Jr.’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iii) the Company will continue to provide health and welfare benefits to Mr. Lee, Jr. and his immediate family for a period of 18 months after the termination date.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and W. Douglas Benn (“Mr. Benn”), Executive Vice President, Finance and Chief Financial Officer of the Company, are parties to an employment agreement (the “Benn Employment Agreement”) dated April 28, 2003. The Benn Employment Agreement was amended on October 27, 2005 to provide for a term ending April 27, 2007, unless renewed on or before October 27, 2006. Mr. Benn currently receives an annual salary of $352,000. During the term of the Benn Employment Agreement, as amended, Mr. Benn is eligible for a bonus of not less than 85% of his salary. He currently receives an annual bonus of up to 170% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Benn Employment Agreement, as amended, requires that Mr. Benn be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Benn’s employment without Cause (as defined in the Benn Employment Agreement), (i) Mr. Benn will continue to receive his Base Salary (as defined in the Benn Employment Agreement) for a period of 12 months, (ii) Mr. Benn will receive the bonus to which he would have been entitled for the then-fiscal year if he had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Mr. Benn’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Mr. Benn and his immediate family for a period of 12 months after termination of the Benn Employment Agreement. In the event that, within 18 months following a Change in Control (as defined in the Benn Employment Agreement), Mr. Benn’s employment is terminated, Mr. Benn’s responsibilities are substantially reduced or the Company moves its corporate headquarters away from Atlanta, GA, the Benn Employment Agreement will terminate, and (i) Mr. Benn will receive a lump sum payment equal to the average of his bonus for the two prior fiscal years, and he will continue to receive his then Base Salary (as defined in the Benn Employment Agreement) for a period of 24 months, (ii) all of Mr. Benn’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iii) the Company will continue to provide health and welfare benefits to Mr. Benn and his immediate family for a period of 18 months after the termination date.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and Joia M. Johnson (“Ms. Johnson”), Executive Vice President, General Counsel and Secretary of the Company, are parties to an employment agreement (the “Johnson Employment Agreement”) dated April 28, 2003. The Johnson Employment Agreement was amended on October 27, 2005 to provide for a term ending April 27, 2007, unless renewed on or before October 27, 2006. Ms. Johnson currently receives an annual salary of $330,000. During the term of the Johnson Employment Agreement, as amended, Ms. Johnson is eligible for a bonus of not less than 60% of her salary. She currently receives an annual bonus of up to 120% of her annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Johnson Employment Agreement, as amended, requires that Ms. Johnson be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Ms. Johnson’s employment without Cause (as defined in the Johnson Employment Agreement), (i) Ms. Johnson will continue to receive her Base Salary (as defined in the Johnson Employment Agreement) for a period of 12 months, (ii) Ms. Johnson will receive the bonus to which she would have been entitled for the then-fiscal year if she had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Ms. Johnson’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Ms. Johnson and her immediate family for a period of 12 months after the termination of the Johnson Employment Agreement. In the event that, within 18 months following a Change in Control (as defined in the Johnson Employment Agreement), Ms. Johnson’s employment is terminated or Ms. Johnson’s responsibilities are substantially reduced, the Johnson Employment Agreement will terminate, and (i) Ms. Johnson will receive a lump sum payment equal to the average of her bonus for the two prior fiscal years, and she will continue to receive her then Base Salary (as defined in the Johnson Employment Agreement) for a period of 24 months, (ii) all of Ms. Johnson’s stock options that otherwise would have vested within 24 months after such termination will become immediately vested, and (iii) the Company will continue to provide health and welfare benefits to Ms. Johnson and her immediate family for a period of 18 months after the termination date.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and David C. George (“Mr. George”), President-LongHorn Steakhouse, entered into an employment agreement (the “George Employment Agreement”) dated October 27, 2004. The George Employment Agreement provides for termination at the will of the Company or Mr. George. Mr. George currently receives an annual salary of $335,000 and a monthly car allowance of $1,000. Under the George Employment Agreement, Mr. George is eligible for a bonus determined and paid in accordance with the bonus program for employees of the Company, as approved by the Company from time to time. The George Employment Agreement requires that Mr. George be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. George’s employment without Cause (as defined in the George Employment Agreement), Mr. George will continue to receive his Base Salary (as defined in the George Employment Agreement) for a period of 12 months after the termination date. In the event that Mr. George’s employment is terminated within 12 months following a Change in Control (as defined in the George Employment Agreement), Mr. George will receive a lump sum payment equal to the sum of his bonus for the prior fiscal year and his then-current Base Salary.

Each of the Employment Agreements contains certain provisions relating to unauthorized disclosure of confidential information, recognition of proprietary rights, non-competition and non-solicitation. Without consent of the Company, Messrs. Hickey, Jr. and Lee, Jr. may not compete with the Company during their employment and for a period of 18 months thereafter. Without consent of the Company, Messrs. Benn and George, and Ms. Johnson may not compete with the Company during their employment and for a period of 12 months thereafter.

SHAREHOLDER RETURN ANALYSIS

The stock price performance graph depicted below is not deemed to be part of a document filed with the SEC pursuant to the Securities Act of 1933 or the Exchange Act and is not to be deemed incorporated by reference in any documents filed under the Securities Act of 1933 or the Exchange Act without the express consent of the Company.

The following line-graph presentation compares cumulative total shareholder returns of the Company with the Nasdaq Stock Market (U.S. Companies) and a Peer Index for the five year period beginning on January 1, 2001 (assuming the investment of $100 in the Company’s Common Stock, the Nasdaq Stock Market (U.S. Companies), and the Peer Index on January 1, 2001 and reinvestment of all dividends).

Comparison of Five—Year Cumulative Total Returns
Performance Graph for
RARE Hospitality International, Inc.

Produced on 03/13/2006 including data to 12/23/2005

$220
$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
$40
209.6
199.6
89.7
12/29/2000
12/28/2001
12/27/2002
12/26/2003
12/23/2004
12/23/2005

Legend

Symbol	CRSP Total Returns Index for:	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
——— ■	RARE Hospitality International, Inc.	100.0	101.0	120.4	156.5	202.4	199.6
— — *	Nasdaq Stock Market (US Companies)	100.0	78.0	53.4	78.0	85.5	89.7
- - - ▲	Self—Determined Peer Group	100.0	145.3	137.2	185.8	206.7	209.6

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year—end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/29/2000.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

13602/80030000 ©Copyright 2006

The Company’s self-determined Peer Group initially consisted of 45 companies, including the Company, which number has been reduced over time due to the fact that certain of the these companies are no longer publicly traded. The Peer Index consists of companies offering a wide variety of restaurant services and franchising found primarily in the Standard Industrial Classification (“SIC”) Code groups 5810 and 5812.

Information with regard to SIC classifications in general can be found in the Standard Industrial Classification Manual published by the Executive Office of the President, Office of Management and Budget. Specific information regarding the companies comprising the Peer Index will be provided to any shareholder upon request to the Secretary of the Company.

COMPENSATION COMMITTEE REPORT

ON EXECUTIVE COMPENSATION

The compensation of the Company’s executive officers is subject to annual review and approval by the Compensation Committee. Compensation of executives generally consists of base salary, cash bonuses, participation in various benefit plans on the same basis as other employees of the Company, and the award of stock options, restricted stock and other equity-based compensation. In establishing compensation policies and levels, the Compensation Committee seeks to attract, motivate and retain an outstanding group of executives by providing total compensation that is competitive with compensation at other companies in the Company’s peer group (which may not be identical to the Peer Index included in the Performance Graph on page 18), and to align the interests of those executives with the Company’s overall business strategies and goals.

In 2005, the Compensation Committee reviewed the compensation of the Company’s executive officers and determined salaries in light of the level of responsibility of the executives, prior experience and achievements, and the importance of each executive’s contribution to the Company. The Compensation Committee’s determinations of the level of compensation for the Company’s executive officers was partially based upon a review of publicly-available information on executive compensation at comparable public companies in the Company’s peer group. The Compensation Committee also engaged an independent compensation consultant to perform a review of the Company’s executive compensation. The consultant analyzed the level of base pay and incentive plan provided by the Company for its executive officers. The Compensation Committee used the compensation model developed by the consultants when considering compensation related decisions. The Compensation Committee considered a number of factors in determining Mr. Hickey, Jr.’s cash and equity compensation for fiscal 2005. In the face of a challenging cost environment, RARE Hospitality, under the leadership of Mr. Hickey, Jr. and the rest of the executive team, was able to achieve certain critical financial goals, while continuing to develop a solid foundation for long-term business success. The following factors were the primary considerations in determining Mr. Hickey, Jr.’s compensation for fiscal year 2005: The achievement in fiscal 2004 of 14.9% growth in diluted earnings per share (excluding nonrecurring expenses) despite a dramatic increase in the cost of beef, the Company’s primary commodity, and net revenue growth of 19.3%, as well as continuing success in developing a solid foundation for long-term growth, and providing superior leadership and vision. For fiscal year 2005, Mr. Hickey, Jr. received $625,000 in base salary, which became effective as of January 5, 2005. Mr. Hickey, Jr. was also awarded cash bonuses aggregating $315,433, equivalent to 50.5% of his base salary, based on the Company’s achievement of certain earnings per share objectives. Mr. Hickey, Jr.’s compensation plan for fiscal 2005 provided for the award of 54,734 stock options and 15,873 shares of restricted stock related to fiscal 2005 performance.

The Company’s executives are entitled to receive bonuses under a plan that bases bonuses on the Company’s earnings per share or a combination of the Company’s earnings per share and the performance of the concept in which the executive was employed. The bonus compensation of the Chief Executive Officer under this plan is entirely based on the Company’s earnings per share. For the 2005 fiscal year, cash bonuses were paid to each named Executive Officer under this plan.

The Compensation Committee approves grants from time-to-time of stock options, restricted stock and other equity-based incentive awards to key employees under the Company’s 1997 Plan and its Amended and Restated 2002 Long-Term Incentive Plan, to provide greater incentive to such employees to increase the long-term value of the Company and its stock. Options granted by the Compensation Committee during the 2005 fiscal year included options granted to the Company’s Chief Executive Officer. As of March 24, 2006, the Named Executive Officers appearing in the Summary Compensation Table held stock or the right to acquire stock representing 4.9% of the Company’s outstanding common stock, assuming all outstanding options exercisable within 60 days of March 24, 2006 held by such Named Executive Officers are exercised.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the deduction that can be claimed by a publicly held company for compensation paid to the company’s chief executive officer and its four other highest paid executive officers. Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. It is the Compensation Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent. On February 8, 2006, the Board of Directors of the Company amended the RARE Hospitality International, Inc. Executive Officer Performance Incentive Plan (the “PIP Plan”) to allow for the grant of performance-based restricted stock units.

The Company has structured its PIP Plan, as amended, to be consistent with the terms of Section 162(m), so that taxable compensation derived from performance-based equity compensation under the plan should qualify as performance-based under Section 162(m) and be fully deductible.

This report is not deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference.

COMPENSATION COMMITTEE:

Don L. Chapman, Chairman

James D. Dixon

Dick R. Holbrook

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2005, Messrs. Chapman, Dixon and Holbrook served on the Compensation Committee. None of them were an officer or employee of the Company or any of its subsidiaries in 2005, nor any time prior thereto. During 2005, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of the executive officers served on the Compensation Committee (or equivalent) or the Board of Directors of another entity whose executive officer(s) served on the Board of Directors or the Compensation Committee of the Company’s Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reports furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2005 fiscal year, its officers, directors and 10% shareholders complied with all filing requirements for reporting to the Securities and Exchange Commission their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Exchange Act ).

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, and operates under a written charter adopted by the Board of Directors. The Company’s management has primary responsibility for the Company’s financial statements and reporting processes, including the systems of internal controls. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent integrated audit and issuing reports and opinions on the following:

•	the Company’s consolidated financial statements;
•	the Company’s internal control over financial reporting; and
•	management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Company has a full-time Internal Audit Department that reports to the Audit Committee and management, and is responsible for reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve in a Board-level oversight role in which it provides advice, counsel, and direction to management and the Company’s independent registered public accounting firm. The Audit Committee has sole authority to select, evaluate and, if appropriate, to replace the Company’s independent registered public accounting firm.

The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met seven times during 2005.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and KPMG LLP disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2005. This review included a discussion with management and KPMG LLP of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements, on which KPMG LLP issued an unqualified opinion, were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee monitored the Company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting. This oversight included the review of key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program and steps taken to implement recommended improvements in internal procedures and controls.

The Audit Committee also discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”, as amended. The Audit Committee has received from KPMG LLP, as required by Independence Standards Board Standard No.1, “Independence Discussions with Audit Committee,” (i) a written disclosure, indicating all relationships, if any, between KPMG LLP and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence, and (ii) a letter from KPMG LLP confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP their independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of services during 2005 by KPMG LLP that were unrelated to their audit of the financial statements during 2005 is compatible with maintaining KPMG LLP’s independence.

Additionally, the Audit Committee discussed with KPMG LLP the overall scope and plan for their audit. The Audit Committee met with KPMG LLP to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2005 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors that the Company retain KPMG LLP as the Company’s independent registered public accounting firm for 2006.

AUDIT COMMITTEE:

Ronald W. San Martin, Chairman

Roger L. Boeve

Carolyn H. Byrd

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

Audit Fees. The aggregate fees, including expenses reimbursed, billed by KPMG LLP for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal years ended December 26, 2004 and December 25, 2005, and for the reviews of the Company’s quarterly financial statements included in the Company’s Forms 10-Q filed during fiscal years 2004 and 2005 were $450,000 and $420,000, respectively.

Audit-Related Fees. The aggregate fees billed by KPMG LLP in the fiscal years ended December 26, 2004 and December 25, 2005 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under the caption “Audit Fees” were approximately $25,500 and $15,000, respectively. Audit–related fees include services related to the audit of a benefit plan, registration statement services and consultation on accounting standards.

Tax Fees. The aggregate fees billed by KPMG LLP in the fiscal years ended December 26, 2004 and December 25, 2005 for professional services rendered for tax compliance, tax advice and tax planning for the Company were approximately $164,250 and $145,700, respectively.

All Other Fees. No fees were billed by KPMG LLP for professional services rendered during the fiscal years ended December 26, 2004 and December 25, 2005, other than as stated above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees.”

Auditor Independence. The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the principal auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy on Audit Committee Pre-Approval. The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, under the Audit Committee’s charter, the Audit Committee is required to approve in advance all audit services and permissible non-audit services as set forth in Section 10A of the Exchange Act.

All of the services described above under the captions “Audit Fees,” “Audit Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X, Rule 20-1(c)(7)(i).

Representatives of KPMG LLP will be present at the Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions.

PROPOSAL II

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has selected KPMG LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 2006. Although ratification by the shareholders of the selection of KPMG LLP as independent registered public accounting firm is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of Company’s financial controls and reporting. If this selection is not ratified at the Meeting, the Company’s Audit Committee intends to reconsider its selection of the independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Company has been advised by KPMG LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. KPMG LLP has served as independent registered public accounting firm for the Company since 1992.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. RATIFICATION OF KPMG LLP REQUIRES THAT THE VOTES CAST IN FAVOR OF RATIFICATION EXCEED THE VOTES CAST AGAINST RATIFICATION AT THE MEETING AT WHICH A QUORUM IS PRESENT.

SHAREHOLDER PROPOSALS

UNDER RULE 14A-8(e) OF THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”) PROPOSALS OF SHAREHOLDERS INTENDED TO BE PRESENTED AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS MUST BE RECEIVED BY THE COMPANY ON OR BEFORE DECEMBER 7, 2006 TO BE ELIGIBLE FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT AND PROXY RELATED TO THAT MEETING. ONLY PROPER PROPOSALS UNDER RULE 14A-8 OF THE EXCHANGE ACT WHICH ARE TIMELY RECEIVED WILL BE INCLUDED IN THE PROXY STATEMENT AND PROXY FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS.

THE COMPANY’S BYLAWS PROVIDE THAT SHAREHOLDERS SEEKING TO BRING BUSINESS BEFORE A MEETING OF SHAREHOLDERS AT A MEETING OF SHAREHOLDERS MUST DELIVER TO OR MAIL NOTICE THEREOF TO THE COMPANY NOT LESS THAN 60 NOR MORE THAN 90 DAYS PRIOR TO THE FIRST ANNIVERSARY OF THE DATE ON THE FRONT COVER OF THE COMPANY’S NOTICE OF ANNUAL MEETING PROVIDED FOR THE PREVIOUS YEAR’S ANNUAL MEETING, AND, IN SUCH NOTICE, PROVIDE TO THE COMPANY CERTAIN INFORMATION RELATING TO THE PROPOSAL OR NOMINEE. ACCORDINGLY, NOTICE OF SHAREHOLDER PROPOSALS SUBMITTED OUTSIDE OF RULE 14A-8(e) OF THE EXCHANGE ACT WILL BE CONSIDERED UNTIMELY IF RECEIVED BY THE COMPANY AFTER FEBRUARY 5, 2007 OR BEFORE JANUARY 6, 2007.

OTHER MATTERS

EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

MISCELLANEOUS

Management does not know of any matters to be brought before the Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Meeting of which the Company did not receive notice on or before February 6, 2006, the persons designated as proxies will vote in their sole discretion on such matters.

PROXY FOR RARE HOSPITALITY INTERNATIONAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
ATLANTA, GEORGIA

The undersigned shareholder of RARE Hospitality International, Inc. (the “Company”), hereby constitutes and appoints Philip J. Hickey, Jr. and Joia M. Johnson, or either one of them, each with full power of substitution, to vote the number of shares of Company common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 9, 2006, at 2:00 p.m. local time, or at any adjournments thereof (the “Meeting”), upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated April 6, 2006, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and are further authorized to vote on matters properly brought before the Meeting or any adjournment thereof, of which the Board of Directors did not have notice on or before February 6, 2006. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.   To elect Carolyn H. Byrd, Philip J. Hickey, Jr. and Dick R. Holbrook to serve as Class II directors until the 2009 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:

  FOR                        WITHHOLD AUTHORITY

To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

---------------------------------------------------------------------------------

2. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 31, 2006:

  FOR                        AGAINST                        ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF OF WHICH THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 6, 2006.

Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

________________________________________________
Signature of Shareholder

________________________________________________
Signature of Other Shareholder (if held jointly)

Dated: __________________________, 2006

THIS PROXY IS SOLICITED ON BEHALF OF RARE HOSPITALITY INTERNATIONAL, INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.